UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 25, 2012

RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)
Election of Director

On January 25, 2012, the Board of Directors of Raytheon Company elected James E. Cartwright as an independent director effective immediately with a term expiring at the annual meeting of stockholders in 2012.  At the time of his election, the Board did not appoint Mr. Cartwright to any of its standing committees.  A copy of the Company’s press release issued on January 27, 2012 regarding Mr. Cartwright’s election is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

The election of Mr. Cartwright was not pursuant to any arrangement or understanding between Mr. Cartwright and any third party.  As of the date of this report, neither Mr. Cartwright nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Cartwright will be compensated consistent with the compensation programs for non-employee directors.  Upon his election to the Board, he was awarded $60,000 of restricted stock pursuant to the 2010 Stock Plan which stock is due to vest on the date of the 2012 annual meeting of stockholders.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

99.1           Press Release issued by Raytheon Company dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:  January 27, 2012                                                                         By: /s/ Jay B. Stephens
         Jay B. Stephens
         Senior Vice President, General Counsel and
         Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated January 27, 2012.